UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

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SOFTBRANDS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOFTBRANDS, INC.
Two Meridian Crossings

Suite 800

Minneapolis, MN 55423

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 4, 2006

To the Stockholders of
SOFTBRANDS, INC.:

The Annual Meeting of Stockholders of SoftBrands, Inc. will be held on Thursday, May 4, 2006, in the 14th Floor Ballroom, American Stock Exchange, 86 Trinity Place, New York, NY 10006 at 3:00 p.m. for the following purposes:

1)                                      To elect two Class I directors;

2)                                      To approve an amendment to the SoftBrands, Inc. 2001 Stock Incentive Plan increasing the number of shares of common stock reserved for issuance under the plan by 1,500,000 shares;

3)                                      To approve an additional amendment to the SoftBrands, Inc. 2001 Stock Incentive Plan to add an evergreen feature automatically increasing the number of shares reserved for issuance under the plan by 1,500,000 shares on October 1 of each year commencing October 1, 2007 and through October 1, 2010; and

4)                                      To consider such other matters as may properly come before the meeting or any adjournments thereof.

Only holders of record of our common stock, our Series B Convertible Preferred Stock, and our Series C Convertible Preferred Stock at the close of business on March 20, 2006, will be entitled to receive notice of and to vote at the meeting. Stockholders who do not expect to attend the meeting in person are urged to fill in, date, sign and promptly return the proxy in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

By Order of the Board of Directors

David G. Latzke
Secretary

Minneapolis, Minnesota
March 24, 2006

SOFTBRANDS, INC.
Two Meridian Crossings
Suite 800

Minneapolis, MN 55423

PROXY STATEMENT
Annual Meeting of Stockholders to be held
on May 4, 2006

We have prepared this proxy statement on behalf of our Board of Directors for use in soliciting proxies for our Annual Meeting of Stockholders to be held Thursday, May 4, 2006 at 3:00 p.m. The Annual Meeting will be held in the 14th Floor Ballroom, American Stock Exchange, 86 Trinity Place, New York, NY 10006. We will bear the cost of soliciting proxies, including the cost of preparing and mailing the Notice of Annual Meeting of Stockholders and this proxy statement. We have not retained a proxy solicitation agent or any other consulting firm to assist us with the proxy process. Instead, our officers or other regular employees may solicit proxies in person, by mail, telephone or facsimile, but will not receive any special compensation for these services. If we are unable to obtain an adequate vote on any matter, we may retain a proxy solicitation agent and pay the fees of the agent.

We believe that the only matters that will be presented at the annual meeting are:

•                  the election of two Class I directors;

•                  an amendment to our 2001 Stock Incentive Plan to increase by 1,500,000 the number of shares available under the plan;

•                  an amendment to our 2001 Stock Incentive Plan to automatically increase by 1,500,000 shares on each of October 1, 2007, 2008, 2009 and 2010, the number of shares available under the plan.

OUR BOARD RECOMMENDS A VOTE IN FAVOR OF EACH OF THESE PROPOSALS.

We have mailed a copy of our annual report to stockholders with this proxy statement. We are mailing this proxy statement, proxy form and annual report on or about March 24, 2006.

VOTING RIGHTS AND PROCEDURES

If you return a signed and dated proxy form, we will vote your shares in the manner that you have directed. If you complete the proxy form but do not direct us how to vote, we will vote your shares for the election of the nominees for director, and for both amendments to the 2001 Stock Incentive Plan. The designated proxies named in the enclosed proxy form will have authority to vote in accordance with their judgment on any other matter that is presented at the annual meeting. Holders of a majority of our outstanding common stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, considered as a single class on an as-if-converted basis, must be present or represented by proxy at the annual meeting to constitute a quorum. Cumulative voting is not permitted in the election of directors. If you “withhold vote for” one or more directors, we will consider your shares present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of the election of the directors for whom you have abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority to vote shares, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote on the matters voted on at the meeting. You may revoke your proxy at any time before the meeting by delivering to our corporate secretary a written notice of termination of the proxies’ authority or a signed proxy bearing a later date, or by attending the meeting and voting in person.

You must be a holder of record of our common stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock at the close of business on March 20, 2006, to be entitled to receive notice of and to vote at the meeting. On March 20, 2006, we had 40,110,000 shares of common stock, 4,331,540 shares of Series B Convertible Preferred Stock, and 18,000 shares of Series C Convertible Preferred Stock outstanding. Each outstanding share of common stock is entitled to one vote, each share of Series B Convertible Preferred Stock is entitled to one vote for each share of common stock into which it may be converted (currently 1 for 1) and each share of Series C Convertible Preferred Stock is entitled to one vote for each share of common stock into which it may be converted (currently 497.5 for 1).

PROPOSAL 1: ELECTION OF DIRECTORS

We have a “classified” board of directors, which means that approximately one-third of our directors are elected at each annual meeting of stockholders and serve for terms of three years or until their successors are elected and qualified. Accordingly, you are being asked to vote at the annual meeting for directors whose terms are scheduled to expire at the annual meeting of stockholders in 2009.

Two persons have been nominated for election to our Board of Directors at the Annual Meeting for terms expiring in 2009: Randy Tofteland and Elaine Wetmore. The following information is furnished with respect to each nominee and each incumbent director as of March 15, 2006:

Nominees for Class I Directors– Term Ending 2009

Name and Age	Principal Occupation and Business Experience for Past Five Years	Director Since
Randal B. Tofteland 46

Mr. Tofteland has been our Chief Executive Officer since January 2006, our President since October 2003, was our Senior Vice President of Manufacturing Operations from December 2001 until October 2003 and was President of our manufacturing operations from the date of Fourth Shift’s acquisition by AremisSoft in April 2001 until December 2001. Mr. Tofteland joined Fourth Shift Corporation in 1997 and served as Chief Operating Officer when Fourth Shift was acquired by AremisSoft in April 2001. He served as President of MedVision, Inc. from 1994 to 1997 and held various management roles with GE Medical Systems from 1982 to 1994.

August 2004

Elaine Wetmore*† 44

Ms. Wetmore is an Adjunct Professor of Finance at St. Edwards University. She had been the treasurer since 2003, and Chief Executive Officer from 2001 to 2002 of the Austin Entrepreneurs Foundation, a charitable foundation. From 1998 until its sale in January 2000, she was President and Chief Operating Officer of Knowledge Discovery One, Inc., a venture-backed technology start-up. Ms. Wetmore also served as Vice President and Chief Financial Officer of Tivoli Systems, Inc., a subsidiary of IBM, until 1998.

August 2002

Incumbent Directors – Class III – Term Ending 2008

Name and Age	Principal Occupation and Business Experience for Past Five Years	Director Since
Dann V. Angeloff 70†*

Mr. Angeloff also served as a director of AremisSoft‡ from April 1999 through August 2002. He is the founder and President of The Angeloff Company, a corporate financial advisory firm, a position he has held since 1976. He also currently serves as a director of Public Storage, Inc., a New York Stock Exchange listed company, Nicholas/Applegate Growth Equity Fund, Bjurman Barry Funds, Ready Pac Foods and various private companies. He is currently chairman and past president of the Southern California Chapter of the National Association of Corporate Directors.

December 2001

George H. Ellis 57

Mr. Ellis has been our Chairman since we were formed, and was our Chief Executive Officer until January 2006, when he became Executive Chairman. He was also Chairman and Chief Executive Officer of AremisSoft Corporation‡ from October 2001 to July 2002 and served on the board of directors of AremisSoft from April 1999 until February 2001. Previously, Mr. Ellis served as Chief Financial Officer of Sterling Software, Inc., Chief Financial Officer and founder of Sterling Commerce, Inc., a spin-off of Sterling Software, and Executive Vice President and Chief Operating Officer of the Communities Foundation of Texas. Mr. Ellis, a CPA and an attorney, is currently a member the board of directors of PeopleSupport, Inc. and serves on the advisory boards of Southern Methodist University Law School, The Entrepreneurs Foundation of North Texas, and Dallas Social Venture Partners.

December 2001

John Hunt 40

Mr. Hunt has been a partner with ABRY Partners, LLC a private equity firm focused on the media and communications industry headquartered in Boston, Massachusetts, since May 2004 and is the co-head of ABRY Mezzanine Partners, LP. ABRY Mezzanine Partners LP serves as the general partner of ABRY Mezzanine Investors, L.P., the holder of a majority of our Series C Convertible Preferred Stock, and is the designee to our Board of Directors under the purchase agreement through which that Series C Convertible Preferred Stock was sold. From 1990 until May 2004, Mr. Hunt was with Boston Venture Management, Inc., a media and communications-focused private equity fund, and was a general partner with that fund during the last three years.

August 2005

Incumbent Directors – Class II – Term Ending 2007

Name and Age	Principal Occupation and Business Experience for Past Five Years	Director Since
W. Douglas Lewis 62

Mr. Lewis has been non-executive Chairman of Open World, Ltd., a global provider of e-commerce solutions to the hospitality industry, since January 2006, and is also a Partner with The Edge Consulting Group, a strategic consulting firm specializing in the hospitality industry that he founded in May 2003. From November 2004 until March 2006, he was managing director of Leading the Way, an international ministry. From April 2004 until November 2004, Mr. Lewis was Senior Vice President and Chief Information Officer for Carnival Corporation, operator of Carnival cruise lines. From May 1997 until November 2003, he was Executive Vice President and Chief Information Officer for Six Continent Hotels and its predecessor, Holiday Inns International, operators and franchisors of more than 3000 hotels in 100 countries. Prior to that time, Mr. Lewis held executive positions in technology at AT&T/Lucent Technologies, the Pratt & Whitney division of United Technologies and General Dynamics.

Jeffrey Vorholt† 53

Mr. Vorholt, a CPA and an attorney, has been a visiting instructor of accountancy at Miami University (Ohio) and an Adjunct Professor of Accountancy at Xavier University since November 2001. He was Chief Financial Officer of Structural Dynamics Research Corporation, a public software company, from 1994 until its sale to Electronic Data Systems Corporation in November 2001. From 1991 to 1994, Mr. Vorholt was Senior Vice President of Accounting and Information Systems at Cincinnati Bell Telephone Company and was Senior Vice President, a director and Chief Financial Officer of Cincinnati Bell Information Systems Inc. (now Convergys) from 1991 to 1994. Mr. Vorholt also serves as a director and chairman of the Audit Committee of ABX Air, Inc.

August 2002

†            Member of Audit Committee.

*           Member of Compensation Committee.

        Member of Nominating and Corporate Governance Committee.

‡            We were a subsidiary of AremisSoft Corporation until August 2002 when AremisSoft’s Plan of Reorganization under Chapter 11 of the Bankruptcy Code was approved. Both Mr. Ellis and Mr. Angeloff served as directors of AremisSoft and assisted in developing the plan for, and filing for, such bankruptcy.

The persons named in the accompanying proxy form will vote the proxies held by them in favor of the nominees named above as Class I directors, unless otherwise directed. If either nominee for director is unavailable for any reason, the proxy forms will be voted in accordance with the best judgment of the named proxies. Our Board of Directors has no reason to believe that any candidate will be unavailable.

The Class I directors will be elected by a plurality of the votes cast. Our Board of Directors unanimously recommends a vote “for” each of the nominees.

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND ITS COMMITTEES, AND
OTHER CORPORATE GOVERNANCE MATTERS

Our Board

Under the Delaware General Corporation Law, and our Second Amended and Restated Certificate of Incorporation and Bylaws, our business and affairs are managed under the direction of our Board of Directors. Our Board currently consists of seven members, two of whom are standing for reelection at the annual meeting. We require that a majority of the members of our Board of Directors be “independent” within the meaning of the requirements of the American Stock Exchange listing standards. Our Board of Directors has concluded that each of Mr. Angeloff, Mr. Vorholt, Ms. Wetmore and Mr. Lewis, constituting a majority of our Board, is independent within the meaning of the AMEX rules.

During the fiscal year ended September 30, 2005, there were ten meetings of our Board and all directors except Mr. Hunt, who missed the meeting after his initial election in August, attended all of the meetings. Our independent directors meet in separate, executive session without management or management directors as part of each regular meeting of the Board and met in executive session five times during fiscal 2004.

We require that all Board members use their best efforts to attend our annual stockholder meeting. Each of our nominated and incumbent directors who were directors at the time of our annual stockholder meeting attended the annual meeting held on August 8, 2005.

Committees of our Board

Our Board has four committees: An Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Special Technology Committee, each of which has a written charter. Copies of these charters are posted on our website at www.softbrands.com.

Audit Committee. Our Audit Committee assists our Board in overseeing and monitoring our accounting and financial reporting processes, audits of our financial statements, the independence and performance of our independent registered public accounting firm and our compliance with legal and regulatory requirements. The Audit Committee has sole authority to appoint, determine funding for, retain and oversee our independent registered public accounting firm and to pre-approve all audit services and permissible non-audit services. It is our policy to present to the entire committee proposals for all audit services and permissible non-audit services prior to engagement.

Our Audit Committee currently consists of Mr. Vorholt (Chair), Mr. Angeloff and Ms. Wetmore, each of whom is an “independent director” within the meaning of Section 301 of the Sarbanes-Oxley Act of 2002 and AMEX listing standards applicable to audit committees. Our Board of Directors has identified both Mr. Vorholt and Ms. Wetmore as an “audit committee financial expert” within the definition established by the Securities and Exchange Commission. The Audit Committee met thirteen times during the fiscal year ended September 30, 2005 and each member of the Committee attended all meetings.

Compensation Committee. Our Compensation Committee establishes the compensation of our executive officers, including our Chief Executive Officer, administers our stock-based benefit plans, including our 2001 Stock Incentive Plan, and makes recommendations to our Board regarding director compensation. The Compensation Committee currently consists of Mr. Angeloff (Chair) and Ms. Wetmore, both of whom are independent directors under AMEX listing standards. The Compensation Committee met twelve times during the fiscal year ended September 30, 2005, and both members of the Committee attended all meetings.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee identifies individuals qualified to become Board members, recommends to the Board nominees to fill vacancies in membership of the Board as they occur, recommends to the Board guidelines on corporate governance, leads the Board in an annual review of its performance and recommends directors to be appointed to Board committees. Our Nominating and Corporate Governance Committee currently consists of Mr. Angeloff (Chair) and Mr. Vorholt. The Nominating and Corporate Governance Committee met seven times during the fiscal year ended September 30, 2005, and both members of the Committee attended all meetings.

We require that each Director be an individual of the highest character and integrity, have substantial experience which is of particular relevance to SoftBrands, have sufficient time available to devote to our affairs, and represent the best interests of all our stakeholders, including our stockholders. The Nominating Committee has discretion as to the determination of which individuals will best fit these criteria. The Nominating Committee will consider the recommendations from stockholders as to director nominations, but has absolute discretion as to whether to recommend any individual for nomination.

Special Committee on Technology. Our Special Committee on Technology assists the Board in understanding information technology compliance when implementing internal controls in connection with Section404 of The Sarbanes-Oxley Act of 2002, advises the Board on technology issues presented by management, and advises the Board with respect to technology issues related to acquisitions. Our Special Committee on Technology currently consists of Mr. Lewis.

Other Corporate Governance Matters

Our Code of Conduct. We adopted a formal corporate compliance program, including a formal Code of Conduct, in 2002. The Code of Conduct is applicable to all of our officers, directors and employees, including our senior financial officers. It is the responsibility of any employee, officer or director to report any violations of our code of conduct to our compliance committee, and of our compliance committee to present those violations to our Audit Committee for corrective action. Our Code of Conduct is available on our website at www.softbrands.com.

Communication With Our Board. Our Board of Directors has implemented a process by which stockholders may send written communications to the Board’s attention. Stockholders of the Company may send written communications to the Board of Directors or any individual director by sending such communications addressed to the SoftBrands, Inc.. Board of Directors c/o SoftBrands Corporate Secretary, Two Meridian Crossings, Suite 800, Minneapolis, MN 55423. All such communications will be compiled by the Secretary and submitted to the Board or individual director on a periodic basis.

Compensation of Our Independent Directors. Each of our directors who is not also an employee receives director fees of $25,000 per annum, plus $2,000 per meeting for each of up to four meetings attended in person, and $3,500 per meeting for each meeting in excess of four attended per year. Directors also receive $1,500 for each meeting attended by conference telephone. Each member of a committee of the Board receives a fee of $1,000 per meeting, the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee receive an additional annual fee of $4,000, the chair of the Special Technology meeting receives an additional annual fee of $8,000 and the chair of the Audit Committee receives an additional annual fee of $12,000. Through 2005, each outside director was also entitled to receive stock options to purchase 50,000 shares of our common stock at the then market value upon initial election to the Board, and options to purchase an additional 20,000 shares on July 31 of each year, provided they continue to serve as a director at that time. Effective February 7, 2006, we changed these grants to provide for the grant of 10,000 restricted stock units and 20,000 stock appreciation rights upon initial election, and 4,000 restricted stock units and 10,000 stock appreciation rights on July 31 of each year.

Executive Officers

In addition to Mr. Ellis and Mr. Tofteland, our current executive officers include the following individuals:

David G. Latzke, 46, has been our Senior Vice President, Chief Financial Officer and Secretary since December 2001. Mr. Latzke has agreed to terminate his positions with us on or before June 30, 2006, but will assist with a transition to a new chief financial officer. Mr. Latzke was also appointed chief financial officer of AremisSoft effective August 1, 2001 to replace the financial officer that resigned and served in that role until August 2002. Mr. Latzke joined Fourth Shift Corporation, a publicly held software company in 1993 and was its chief financial officer until it was acquired by AremisSoft in April 2001. Prior to his tenure at Fourth Shift, Mr. Latzke was a ten-year veteran of Arthur Andersen, in its audit and business advisory group.

Ralf Suerken, 40, has been Senior Vice President and General Manager of our Manufacturing Software Operations since June 2005. From July 2004 until June 2005, Mr. Suerken was Chief Operating Officer of PAGMATEK Consulting Group, Ltd., a manufacturing process consulting and SAP implementation services company. From March 2003 until July 2004, Mr. Suerken was Vice President Americas—Services for Portal Software, Inc. From August 2000 until February 2003, Mr. Suerken held various positions with SAP, managing several business units for marketplaces in the Americas and serving as Vice President of Professional Services. From January 1990 to July 2000, Mr. Suerken was Chairman and Chief Executive Officer of Itelligence Group, an SAP systems integrator.

Steven J. VanTassel, 43, has been Senior Vice President and General Manager of our Hospitality Software Operations since June 2005. From August 2004 until March 2005, Mr. VanTassel was Chief Operating Officer of Agiliti, Inc., a Minneapolis-based provider of managed data center hosting services. He was Chief Operating Officer of JDL Technologies, Inc., a technology solutions consulting company, from October 2002 until July 2004 and held various leadership positions at Net Perceptions, Inc. from September 1998 to July 2002, including senior vice president of products. Prior to joining Net Perceptions, Mr. Van Tassel held various positions in sales and e-commerce at IBM.

EXECUTIVE COMPENSATION

Compensation Committee Report of the Board of Directors

The Compensation Committee of our Board of Directors, a committee consisting of two independent, non-employee directors, approves the compensation for our executive officers and the Board of Directors ratifies the decisions of the Compensation Committee. The Compensation Committee also administers, with respect to all eligible recipients, our 2001 Stock Incentive Plan. The members of our Compensation Committee during fiscal 2005 included Mr. Angeloff (Chair) and Ms. Wetmore.

Compensation Philosophy and Objectives. The primary objectives of our executive compensation program are to:

•                                          Reward the achievement of corporate and individual performance goals;

•                                          Provide compensation that enables us to attract and retain key executives; and

•                                          Provide a total compensation package that is aligned with our performance and the interests of our stockholders.

Because we are forced to compete with a number of companies with more financial flexibility in recruitment of executives, we have set executive compensation, including base salary and bonuses, at or slightly above the median level for similarly situated executives in the industry. We have also attempted to provide substantial incentive for performance and shareholder value through stock-based incentives.

Our Compensation Committee met in July 2004 to consider compensation decisions for the 2005 fiscal year, reviewed proposals from management and compared the compensation of our executives to statistical information provided by a compensation consultant. As with previous years, the Compensation Committee established a two-part cash compensation plan consisting of base pay and an incentive bonus based upon plan attainment. Nevertheless, because Mr. Ellis had been assigned less responsibility for daily operations and more responsibility for strategic goals and transactions, the Committee met again in September and October and established specific performance milestones for Mr. Ellis.

Base Salary. Because he had accepted a reduced salary the previous year and the Committee desired that his compensation be tied less to financial performance, the Committee increased the base salary of Mr. Ellis to $360,000 for the 2005 fiscal year, a 20% increase over his compensation for fiscal 2004, but only a 10% increase his salary in fiscal 2003. Because of his increasing role in managing operations, the Committee increased Mr. Tofteland’s salary by $60,000, or 24% in fiscal 2005. Based on statistical comparisons, the base salary of Mr. Latzke was maintained during 2005 at the same level as in 2004. The salaries for Mr. VanTassel and Mr. Suerken were based on negotiations at commencement of their employment in June 2005.

Bonus. The Compensation Committee established a $250,000 bonus target for Mr. Ellis for fiscal 2005 that would be achieved if both budgeted EBITDA and three specific performance goals were achieved: 12(g) registration, Sarbanes Oxley 404 compliance and exchange listing. Our 12(g) registration was effective in March 2005, and because the required Section 404 implementation date was deferred, the Committee waived the 404 compliance condition. Although we did not complete exchange listing during the year, because listing was delayed as a result of completion of an equity financing in August 2005 that allowed us to repay our indebtedness and substantially improve our financial position, and because exchange listing was completed in December, the Committee determined to award Mr. Ellis his full $250,000 bonus.

Our Compensation Committee established a bonus program for Mr. Tofteland for the year ended September 30, 2005, that would pay $305,000 based on achievement of budgeted EBITDA and would pay Mr. Latzke half his targeted bonus ($87,500) based on the same objectives. The program required that we generate EBITDA of at least 90% of budgeted EBITDA for any bonus to be payable. At this 90% level, the executives were entitled to 50% of their targeted bonus. The bonus increased linearly from 50% for performance at 90% of budgeted EBITDA to 100% for performance at budgeted EBITDA. Because we achieved budgeted EBITDA for the year ended September 30, 2005, Mr. Tofteland received his full bonus and Mr. Latzke was paid the portion of his bonus based on this objective. The remainder of Mr. Latzke’s bonus was based on individual performance goals, all but one of which were met. The goal that was not met related to the deferral of the Section 404 implementation and, accordingly, the bonus attributable to that measure was not paid. Based on the achievement of the same strategic goals identified for Mr. Ellis, the Committee paid Mr. Latzke a one-time $25,000 discretionary bonus. The bonuses for Mr. Suerken and Mr. Van Tassel were based on EBITDA in the Manufacturing and Hospitality segments of our business. Because Manufacturing met is targets and Hospitality did not, Mr. Suerken received a bonus while Mr. VanTassel did not.

Long-term incentive. We have traditionally used options granted under our 2001 Stock Incentive Plan as our primary long-term incentive, although starting in fiscal 2006, we have instead replaced options with restricted stock units and stock appreciation rights. Because we had granted substantial options to executives during fiscal 2004 to render their equity incentives more commensurate with industry averages, and because of the pending effect of SFAS 123(r), we did not grant options to executives, other than Mr. Tofteland, Mr. Suerken, and Mr. VanTassel, in 2005. The options granted to Mr. Tofteland were in recognition of exceptional service and in his increasing role. Options were granted to Mr. Suerken and Mr. VanTassel as an inducement to their initial employment.

Dann V. Angeloff, Chairman
Elaine Wetmore

Summary Compensation Table

The cash and non-cash compensation that we have paid during the fiscal years ended September 30, 2004 and September 30, 2005, or that was earned by, our Chief Executive Officer and each of our other executive officers whose cash compensation exceeded $100,000 is detailed in the following table.

							Long-Term Compensation
							Awards	Payouts
		Annual Compensation					Securities
Name and Principal Position	Year	Salary		Bonus		Other Annual Comp	Underlying Options(#)	LTIP Payouts	All Other Comp

George H. Ellis	2005	$360,000		$366,667	(2)				$4,291	(1)
Chairman and CEO	2004	306,250		380,747	(2)		500,000		3,383	(1)

Randal B. Tofteland	2005	312,800	(3)	305,000			60,000		4,291	(1)
President and COO	2004	276,550	(3)	290,444			500,000		3,383	(1)

David G. Latzke	2005	232,800	(3)	228,333	(2)				4,290	(1)
SVP, CFO and Secretary	2004	232,800	(3)	243,145	(2)		200,000		4,290	(1)

(1)          Consists of contributions to our 401(k) plan.

(2)          Bonus includes in both 2004 and 2005 $116,667 for Mr. Ellis and $58,333 for Mr. Latzke awarded in connection with the successful AremisSoft reorganization in 2002 and paid in 2004 and 2005.

(3)          Includes automobile allowances of $7,800.

Long-Term Incentive Plan Awards/Employment Agreements

Other than our 2001 Stock Incentive Plan, we do not maintain any long-term incentive plans.

We have employment agreements with each Mr. Ellis, Mr. Tofteland and Mr. Latzke and have severance pay agreements with Mr. Suerken and Mr. Van Tassel. The employment agreement of Mr. Ellis was superseded effective January 1, 2006 by a Transition Agreement. Under the Transition Agreement, Mr. Ellis resigned as Chief Executive Officer and was appointed Executive Chairman effective January 1, 2006. He receives annual compensation in this position for his services as Executive Chairman of $200,000 per annum, and also receives a fee as Chairman of our Board of Directors of $100,000 per annum, but is not be entitled to incentive compensation. The Transition Agreement provides that Mr. Ellis’ services as Executive Chairman will continue through at least December 31, 2006, but may be renewed for another year, and if not renewed, that he will be paid a severance payment of $200,000 at December 31, 2006. The agreement provides that Mr. Ellis services as Chairman of the Board will continue through December 31, 2008. Mr. Ellis received 10,000 restricted stock units and 20,000 stock appreciation rights on January 1, 2006 and, consistent with the Company’s policy for outside directors, will receive 4,000 restricted stock units and 10,000 stock appreciation rights on July 31 of each year, commencing in 2007.

The employment agreements for Mr. Tofteland and Mr. Latzke provide for:

•                                          A one year term, automatically renewed unless terminated on 60 days notice;

•                                          An annual salary and bonus participation, plus reimbursement of expenses, vacation, standard medical and health benefits, and allowances for both tax planning and health insurance reimbursement;

•                                          If terminated by SoftBrands without cause, payment of all accrued salary and all bonuses, severance equal to a multiple of salary plus health benefits and acceleration of all non-vested stock options;

•                                          Severance equal to a higher multiple of salary plus health benefits if terminated by SoftBrands without cause, or by the executive for good reason, after a change of control;

•                                          A covenant not to compete during employment and for one year after termination; and

•                                          Confidentiality and intellectual property assignment obligations.

Mr. Tofteland’s employment agreement provides that, if terminated prior to a change in control, he is entitled to continued salary payments for one year at his annual salary plus annual targeted bonus, and after a change of control, a lump sum payment equal to twice his annual salary, plus the amount of his targeted bonus. Mr. Latzke’s employment agreement provides for severance equal to one year’s salary upon termination not for cause prior to a change of control, and two times the average of his total compensation during the past five years after a change of control. Under the employment agreements of both Mr. Tofteland and Mr. Latzke, all stock based benefits (options, restricted stock units and stock appreciation rights) accelerate and become fully vested if termination is by SoftBrands without cause.

Effective March 1, 2006, we amended Mr. Latzke’s employment agreement to provide that he will resign on the earlier of (1) June 30, 2006, (2) thirty days after he notifies us he has located alternative employment, or (3) 30 days after we have notified him we have found a replacement CFO. The amendment provides that this resignation will be considered a termination without cause for purposes of his severance benefits.

The severance pay agreements with Mr. Suerken and Mr. Van Tassel provide that each will be entitled to severance equal to six months salary upon termination within one year after a change of control, and to acceleration of vesting of all stock-based benefits.

Stock Options

We grant options, restricted stock units and stock appreciation rights from time to time under our 2001 Stock Incentive Plan. Our Compensation Committee may grant these stock based benefits to our executive officers, other employees and consultants under the 2001 Stock Incentive Plan.

The following table provides information about options that we granted during fiscal 2005 to the named executive officers named in the summary compensation table:

Option Grants in Fiscal 2005

	Number of Securities Underlying Options	Percent of Total Options Granted To Employees in	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Granted	Fiscal 2005	($/Share)	Date	5% ($)	10% ($)
George H. Ellis
Randal B. Tofteland	60,000	6.0%	$1.50	10/26/14	$29,235	$65,625
David G. Latzke

(1)                  These amounts represent the realizable value of the option from the date of grant until termination, without discounting to present value, assuming appreciation in the market value of the common stock from the $1.22 last sale price on the date of grant at the rates indicated. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

None of our executive officers exercised options during fiscal 2005. The following table provides information regarding options held by our executive officers at September 30, 2005:

Aggregated Option Exercises in 2005 and Option Values as of September 30, 2005

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at September 30, 2005		Value of Unexercised In-the- Money Options at September 30, 2005 (1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
George H. Ellis	1,275,000	375,000	$37,500	$112,500
Randal B. Tofteland	740,000	420,000	42,000	126,000
David G. Latzke	650,000	150,000	15,000	45,000

(1)                  Represents the difference, if positive, between the exercise price and the $1.80 last sale price on September 30, 2005, multiplied by the number of shares subject to the option

Equity Compensation Plan Information

The following table describes shares of our common stock that are available for purchase under outstanding options, or reserved for issuance under options or other rights that may be granted in the future, under our equity compensation plans:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding those reflected in column (a))
Equity compensation plans approved by security holders
2001 Stock Incentive Plan	10,257,500	2.20	2,112,000
Equity compensation plans not approved by security holders
Total	10,257,500	2.20	2,112,000

SHAREHOLDER RETURN

The following graph compares the cumulative total shareholder return on our common stock from March 15, 2005 (the date on which our registration under Section 12(g) of the Securities Exchange Act of 1934 became effective) through September 30, 2005 with the cumulative total return on a broad market index (the AMEX US Index) and a peer group index (the AMEX Technology Index). In each case, we have calculated the cumulative return assuming an investment of $100 on March 15, 2005, and reinvestment of all dividends.

CERTAIN TRANSACTIONS

Capital Resource Partners IV

Effective November 26, 2002, we borrowed $20 million from Capital Resource Partners IV, L.P., an institutional investor that had no relationship with us prior to this transaction, pursuant to a Senior Subordinated Note and Warrant Purchase Agreement and a Senior Subordinated Note that bore interest at 12.5% per annum. As partial consideration for these borrowings, we issued to CRP a warrant to purchase up to 6,956,715 shares of our common stock at a price of $.57 per share, representing 12.5% of our fully diluted equity. The note was secured by substantially all of our assets, and substantially all of the assets of our principal operating subsidiaries.

 The purchase agreement included financial covenants that required us to generate minimum EBITDA, maintain fixed charge coverage ratios, the levels of which increased over time, and limited operating lease and capital expenditures. Violation of those covenants allowed CRP to declare our borrowings due and to force us to repurchase the warrants. During fiscal 2003 we had a covenant violation that was subsequently waived. To remedy this violation, in November 2003 we amended the purchase agreement to, among other things, increase the interest rate to 14%, reset the financial covenants, decrease the exercise price of the warrant to $.40 and shorten the duration of the subordinated notes.

Because CRP had the right to force us to repurchase its original warrant at market value (determined with reference to the trading price of our common stock), we were required to recognize finance expense on a quarterly basis for accounting purposes to reflect the repurchase right when the market price of our common stock increased. In order to avoid this continuing expense, on August 18, 2004 we exchanged, for CRP’s existing warrant, (i) a new warrant to purchase 4,016,518 shares of common stock at $1.06 per share that did not carry the repurchase right, and (ii) 4,335,540 shares of our Series B Convertible Preferred Stock. We recognized $1,845,000 of financing expense, net of the value assigned to the warrant, because of this exchange.

In accordance with the purchase agreement, CRP has the right to appoint one of our directors, or to appoint a representative to attend all of our board and committee meetings. Until September 2003, CRP had appointed Robert Ammerman to our Board. Since September 2003, Mr. Ammerman has resigned and, effective more recently, has notified us that CRP will no longer exercise visitation rights to attend Board meetings. We paid Mr. Ammerman a total of $31,250 in director and board visitation fees during the fiscal year ended September 30, 2005 and issued to CRP options totaling 20,000 shares. Since November 2002, we have issued CRP director options for an aggregate of 110,000 shares of common stock. We also have an obligation under an associated agreement to allow CRP to include some of the shares it acquires on exercise of the warrants or conversion of the preferred stock in registration statements that we might file, and to file registration statements on CRP’s behalf if it so requests.

Under the purchase agreement, CRP has the right to purchase a pro rata portion (based on its percentage ownership on a fully converted basis) of any securities we offer or sell in a private transaction, excepting up to 8,400,000 shares of common stock issued under employee benefit plans approved by the board and stockholders. Because we have granted options and other stock based benefits for in excess of 8,400,000 shares, we have been obliged to issue to CRP stock-based benefits representing its pro rata portion of the excess and will, unless CRP agrees to amend this provision, be required to issue stock based benefits to CRP representing its pro rata share of any benefits we grant under the increased reservation approved in Proposal 2 or Proposal 3. Through September 30, 2005, CRP had received options to purchase 293,702 shares under that provision, 92,274 of which were issued in the year ended September 30, 2005.

Effective August 4, 2005, we prepaid $8 million principal amount, plus accrued interest, on the note, plus a redemption premium of $190,000. We also amended the note to (1) adjust the remaining principal payments; (2) add a number of prepayment events; (3) provide for a redemption premium of $390,000 if the remaining balance on the note was prepaid prior to September 30, 2006; (4) reduce the EBITDA covenant requirement; and (5) reduce the fixed charge coverage ratio for each such 12-month period.

On August 17, 2005, we sold 18,000 shares of our Series C Convertible Preferred Stock and warrants to purchase 1,200,000 shares of common stock for gross sales proceeds of $18.0 million.  CRP purchase 3,000 shares of Series C Convertible Preferred Stock and Warrants to purchase 200,000 shares of common stock for $3.0 million in this transaction. We paid CRP a consent fee of $215,000 for its consent to this transaction as the holder of all outstanding shares of Series B Convertible Preferred Stock. We simultaneously repaid the $12,000,000 principal amount and $224,000 accrued interest remaining on the note to CRP and paid the $390,000 prepayment penalty referenced above. CRP released the collateral securing the obligations and terminated the Security Agreement dated as of November 26, 2002, the subsidiary guarantees and that certain Debenture dated December 5, 2002 representing the security interest in assets of SoftBrands Europe Limited. CRP received registration rights with respect to the common stock issuable upon conversion of the Series C Convertible Preferred Stock and Warrants as well as the benefits of a number of covenants contained in the purchase agreement.

In addition to the prepayment and redemption premiums and the options referenced above, during the fiscal year ended September 30, 2005, we paid CRP a total of $2.1 million interest, and $809,312 in costs and fees.

ABRY Partners

John Hunt, a member of our Board of Directors, is a partner of ABRY Partners and is the designee of ABRY Mezzanine Investors L.P. to the Board pursuant to a purchase agreement for the Series C Convertible Preferred Stock dated August 17, 2005. On August 17, 2005, ABRY Mezzanine Investors L.P. purchased 15,000 shares of Series C Convertible Preferred Stock and Warrants to purchase 1,000,000 shares of common stock in the transaction referenced above for $15.0 million. Mr. Hunt became a director as designee of ABRY in accordance with the purchase agreement for the Series C Convertible Preferred Stock and the Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock. ABRY also received registration rights with respect to the common stock issuable upon conversion of the Series C Convertible Preferred Stock and Warrants as well as the benefits of a number of covenants contained in the purchase agreement. We paid ABRY a financing fee of $150,000 in connection with the transaction and reimbursed ABRY for $527,000 of costs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information at March 15, 2006, about the ownership of our common stock by each person known to us to beneficially own 5% or more of our common stock, by each of our directors, and by each of our executive officers.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class

Capital Resource Partners IV, L.P. (2) 85 Merrimac Street, Suite 200 Boston, Massachusetts 02114	10,216,354	20.3%

John Hunt ABRY Mezzanine Partners LP (3) 111 Huntington Avenue Boston, MA 02199	8,462,687	17.4%

Info-Quest SA (4) 25 Pantou Street 17671 Kallithea, Athens, Greece	4,050,659	10.0%

Kellogg Capital Group LLC (5) 55 Broadway, 4th Floor New York, NY 10006	3,741,116	9.3%

Dann V. Angeloff	334,589	*

George H. Ellis (6)	1,418,721	3.4%

W. Douglas Lewis	16,667	*

Randal B. Tofteland	905,000	2.2%

Jeffrey Vorholt	90,000	*

Elaine Wetmore	90,000	*

David G. Latzke	700,894	1.7%

All directors and executive officers as a group (10 people) (7)	3,565,871	8.2%

*                 Less than 1%

(1)          Includes for Mr. Ellis 1,400,000 shares, for Mr. Angeloff 330,000 shares, for Mr. Vorholt 90,000 shares, for Ms. Wetmore 90,000 shares, for Mr. Tofteland 880,000 shares, for Mr. Lewis 16,667 shares, for Mr. Latzke 700,000 shares and for all directors and executive officers as a group, 3,506,667 shares that may be purchased upon exercise of options. Also includes for Mr. Ellis and all directors and officers as a group, 6,667 shares that may be acquired under a stock appreciation right.

(2)          Based on 13G filed February 1, 2006 on behalf of Capital Resource Partners IV, L.P., CRP Partners IV, L.L.C., its general partner, and Robert C. Ammerman, Stephen M. Jenks, and Alexander S. McGrath, its members. Consists of warrants to purchase 4,216,518 shares of common stock, options to purchase 175,759 shares of common stock, 4,331,540 shares of Series B Preferred Stock, initially convertible into 4,331,540 shares of common stock and 3,000 shares of Series C Convertible Preferred Stock initially convertible into 1,492,537 shares of common stock.  See the discussion under “Certain Transactions” above.

(3)          John Hunt is a director designated by ABRY Mezzanine Partners LP. Based on Schedule 13D filed August 29, 2005 on behalf of ABRY Mezzanine Partners LP, the direct owner of such securities, ABRY Mezzanine Investors, L.P., its general partner, ABRY Mezzanine Holdings, LLC, the general partner of ABRY Mezzanine Investors, and Royce Yodkoff, a controlling person of ABRY Mezzanine Holdings. Consists of 15,000 shares of Series C Convertible Preferred Stock initially convertible into 7,462,687 shares of common stock, and warrants to purchase 1,000,000 shares of common stock.

(4)          Based on Schedule 13G filed February 3, 2006.

(5)          Based on amended Schedule 13G filed February 14, 2006. Includes 3,706,816 shares held by Kellogg Capital Group, LLC, 23,300 shares held by Matthew Brand and 11,000 shares held by Jeff Anderson.

(6)          Includes 1,377 shares held in trust or custodial or trust accounts for Mr. Ellis’ spouse and children. Does not include 200,000 shares held by a charitable foundation for which Mr. Ellis has investment discretion.

(7)          Does not include shares held by ABRY Mezzanine Partners, LLC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than ten percent stockholders are also required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

One of our significant shareholders, Capital Resource Partners IV, L.P. filed late two form 4s during the year ended September 30, 2005 relating to warrants and Series C Preferred Stock it had purchased and will need to file three additional form 4s relating to options due under its right of first refusal for the 2005 fiscal year. Except with respect to those filings, and based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, to our knowledge all necessary parties have complied with all Section 16(a) filing requirements applicable to its officers, directors and greater-than ten percent beneficial owners during the fiscal year ended September 30, 2004.

PROPOSAL 2: APPROVAL OF AMENDMENT TO 2001 STOCK INCENTIVE PLAN TO INCREASE PLAN
RESERVATION BY 1,500,000 SHARES

Our Board of Directors unanimously approved at its regular meeting on February 7, 2006, subject to approval by our stockholders at the annual meeting, an amendment to our 2001 Stock Incentive Plan that will increase by 1,500,000 shares the number of shares reserved for issuance under the plan. If this amendment is approved, the share reservation under the incentive plan will be increased on May 4, 2006. Although the plan reserves a total of 12,400,000 shares for issuance under awards (including options) granted under the plan, at February 7, 2006, there remained only 1,657,001 shares available for future grant. Except with respect to our policy to automatically grant options to directors annually, we have not established any plans or arrangements with respect to the shares of common stock that will be available through this increased reservation.

Purpose of the Amendment

We use stock-based incentives as the primary means of long-term incentive for our employees and as a means of tying employee compensation to our performance and the value we generate to stockholders based on the market price of our common stock. We issued options both as an incentive for future performance, and to retain employees, in 2002 when our then holding company was in bankruptcy proceedings. A significant portion of the options granted in 2002—options for 4,620,000 shares—were issued with an exercise price that was substantially above market price at the time they were granted and that continues to be well above the trading range of our common stock. We made additional broad option grants in early calendar 2004 when our shares became more actively traded in the over-the-counter market.

In December 2005, in order to reduce the amount of expense we incur because of the implementation of SFAS 123(r), we determined to change the principal stock based incentives we issue from stock options to a combination of restricted stock units and stock-settled, stock appreciation rights. We expect the use of restricted stock units to also decrease somewhat the annual consumption of shares under our benefit plans.

We continue to believe that stock based incentives are an important ingredient in the compensation packages for executive, technical and other personnel of most publicly traded corporations. Without the ability to grant additional stock-based incentives, we do not believe that we would have the appropriate tools to compete with other technology companies for the talented technical, sales and management personnel we need to succeed. We believe the increased reservation provided by the amendment will add enough shares to satisfy our needs for the next several years and that Proposal Number 3 described below, would satisfy our needs for compensation expense through the next five years.

About our Incentive Plan

We may grant, through our Compensation Committee which administers the incentive plan, a variety of different types of awards under our incentive plan, including stock appreciation rights (SARs), restricted stock and restricted stock units, performance awards, and dividend equivalents. Our Compensation Committee may grant awards under the plan to our employees, to our directors or to consultants who provide valuable services to SoftBrands. Subject to the requirements we describe below, our Compensation Committee, based on its judgment as to what is appropriate and in our best interest, establishes the number of awards and the terms of the individual awards that are granted.

Until December 2005, all of the awards that we had granted under the incentive plan had been stock options. Although our Compensation Committee had authority to grant both incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code, and non-qualified stock options, virtually all options had been incentive stock options. Our incentive plan provides that the exercise price per share under any stock option, and the grant price of other awards under the incentive plan, may not be less than 100% of the fair market value of our common stock on the date of the grant. Our Compensation Committee bases fair market value on the closing price on the day prior to grant. Most options we have granted vest in annual increments of 25% of the shares subject to the option over four years and expire in ten years.

We have been required under SFAS No. 123(R) to reflect compensation expense in our income statement whenever stock based incentives vest since the beginning of our 2006 fiscal year. Because stock options of the form we had granted in the past created expense that we concluded was disproportionate to their benefit, in December 2005 our Compensation Committee determined to instead emphasize two new forms of stock based incentive: restricted stock units and stock appreciation rights. Restricted stock units represented our unsecured obligation to issue shares upon achievement of future conditions. We have granted restricted stock units that vest with respect to 25% of the shares on each of the four years after the date of grant and will obligate us to issue shares on those dates if the recipient remains employed. Generally, we issue restricted stock units with respect to approximately 1/3 the number of shares that we had previously issued options.

We also issued to upper levels of management stock appreciation rights that may be settled only in shares of our stock. In general, these rights provide the employee with the ability to acquire the number of shares of our common stock that has a market value on the exercise date equal to the difference between the market price on the exercise date and the exercise price (fair market value on the grant date), multiplied by the number of shares to which the right is being exercised. The stock appreciation rights we have granted vest over four years and expire on the fifth year after the date of grant.

As part of these changes in form of stock-based compensation, we also changed our policy with respect to automatic grant of stock options to directors. Rather than granting stock options to purchase 50,000 shares of common stock on initial election and options to purchase 20,000 shares on July 31 of each year, our Compensation Committee revised our policy to provide for the grant of 20,000 stock appreciation rights and 10,000 restricted stock units on initial election, and 10,000 stock appreciation rights and 4,000 restricted stock units on July 31 of each year. Like the options, the stock appreciation rights and restricted stock units granted to directors vest with respect to 1/3 of the subject shares on the date of grant, and with respect to an additional 1/3 in the following two years, and remain exercisable for their term if a director’s service terminates for any reason other than cause.

Any of our employees, officers, directors, consultants or independent contractors is eligible to receive a stock-based award under the incentive plan. During the past two years, we have granted options primarily to management employees and directors. The incentive plan prohibits us from granting to employees any award for more than 2,000,000 shares in the aggregate in any calendar year. This annual limitation, which is intended to allow us to continue to deduct these awards as compensation expense if their value exceeds $1 million, specifically includes the grant of any “performance-based awards” within the meaning of Section 162(m) of the Internal Revenue Code.

Income Tax Effects

We do not expect the grant of stock options to result in any tax consequences for the recipient or to us. The holder of an incentive stock option will have no taxable income when the option is exercised (except that the alternative minimum tax may apply), and we will receive no tax deduction when an option is exercised. The holder of a nonqualified option (an option that does not qualify as an incentive stock option) will recognize ordinary income when the option is exercised equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price. We will be entitled to a tax deduction when a nonqualified option is exercised for the same amount, provided that the general rules concerning deductibility of compensation are satisfied. The tax consequences to an optionee of a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether the shares were acquired by exercising an incentive stock option or a nonqualified stock option. Generally, there will be no tax consequence to us in connection with a disposition of shares acquired under an option, except that we may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding period has been satisfied.

At the time an SAR is granted, an optionholder will not recognize any taxable income. At the time of exercise of an SAR, the optionholder will recognize ordinary income equal to the cash or the fair market value of the shares received. Any additional gain recognized on a subsequent sale or exchange of the shares will not be compensation income but generally will qualify as a capital gain. We will generally be allowed an income tax deduction in the amount that, and for our taxable year in which, the optionholder recognizes ordinary income upon the exercise of an SAR.

The tax consequences of restricted stock and performance awards—which we refer to collectively as “deferred awards”—are similar. At the time a deferred award is granted, a recipient will not recognize any taxable income. At the time a deferred award matures or “vests,” the recipient will recognize ordinary income equal to the cash or fair market value of the shares received. Any additional gain recognized on a subsequent sale or exchange of the shares will not be compensation income but will be treated as capital gain if, as is usually the case, the shares are held as a capital asset. Under Section 83(b) of the Internal Revenue Code, a recipient of a restricted stock award may elect, not later than 30 days after the grant of restricted stock, to include as ordinary income the fair market value of the stock at the grant date. If a Section 83(b) election is made, any future appreciation in the value of the stock will be capital gain. If the stock is forfeited under the terms of the restricted stock award, the recipient will not be allowed a tax deduction with respect to the forfeiture. We generally will be allowed an income tax deduction in the amount that, and for our taxable year in which, a recipient recognizes ordinary income pursuant to a restricted stock award or performance award, but only if we properly report such income to the Internal Revenue Service or withhold income tax as required under the Code.

Vote Required

The affirmative vote of holders of a majority of the voting power of the shares of common stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, voting as a single class, present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this Proposal 2.

Our Board of Directors recommends that you vote “FOR” Proposal 2.

PROPOSAL 3: APPROVAL OF AMENDMENT TO 2001 STOCK INCENTIVE PLAN
TO ADD EVERGREEN PROVISION FOR FOUR YEARS

Our Board of Directors also unanimously approved at its regular meeting on February 7, 2006, subject to approval by our stockholders, an amendment to the 2001 Stock Incentive Plan that will automatically increase the share reservation under the plan by 1,500,000 shares on October 1 of each year starting October 1, 2007 and ending with October 1, 2010. We are asking you to consider this amendment separate from Proposal No. 2. Proposal No. 3 relates to a 1,500,000 increase on October 1 in each of the four years starting in 2007, or a total increase through 2010 of 6,000,000 shares.

We believe that it is important for our Compensation Committee to have the flexibility to craft longer term stock-based incentives and plans without the potential for interruption caused by exhaustion of our share reservation. We also believe that repeated annual requests for increase are administratively expensive, but that a single increase would cause our existing reservation to appear disproportionately large to equity analysts.

The incentive plan and features of the incentive plan are described in detail under Proposal 2 above. A full copy of the 2001 Stock Incentive Plan, as amended for both Proposal 2 and Proposal 3, is attached as Exhibit A to this Proxy Statement.

The affirmative vote of holders of a majority of the voting power of the shares of common stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, voting as a single class, present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this Proposal 3.

Our Board of Directors recommends that you vote “FOR” Proposal 3.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our management is responsible for our internal controls and our financial reporting process. Our independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

Our Audit Committee has met and held discussions with our management and our independent accountants. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and our independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

Our independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the accounting firm’s independence. The Committee also considered whether non-audit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independent accountants’ independence.

Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended September 30, 2005 be included in our Form 10 filed with the Securities and Exchange Commission on December 20, 2005.

Members of the Audit Committee

Jeffrey Vorholt (Chair)
Dann V. Angeloff
Elaine Wetmore

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

We have selected PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending September 30, 2006. Representatives of PricewaterhouseCoopers LLP, which has served as our independent accountants since 2002, are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Independent Accountant Fees and Services.

The following table provides information regarding fees invoiced by PricewaterhouseCoopers LLP, our independent registered public accounting firm, during the past two fiscal years:

Fee Category	2004 Fees	2005 Fees
Audit Fees	$624,978	$606,498
Audit-Related Fees	28,980	302,643
Tax Fees	389,165	400,546
All Other Fees	66,990	6,701
Total Fees	$1,110,113	$1,316,388

Audit Fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by PricewaterhouseCoopers in connection with statutory and regulatory filings or engagements.

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include work related to our Form 10 registration and related amendments, as well as other amended filings with the Securities and Exchange Commission, initial Sarbanes-Oxley Act Section 404 discussions, and consultations concerning debt and equity transactions.

Tax Fees consist of fees billed for professional services for tax compliance, tax advice and tax planning, as well as some personal tax preparation services for US personnel working on our behalf overseas. These services include assistance regarding federal, state and international tax compliance, tax audit defense, custom and duties, acquisitions and divestitures and international tax planning.

All Other Fees consist of fees for products and services other than the services reported above.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE NEXT ANNUAL MEETING

Any stockholder wishing to include a proposal in our proxy solicitation materials for our next annual meeting of stockholders must submit the proposal for consideration in writing to our Corporate Secretary at our principal executive offices, Two Meridian Crossings, Suite 800, Minneapolis, MN 55423, no later than November 24, 2006.

Pursuant to our Bylaws, in order for business to be properly brought before the next annual meeting by a stockholder, or in order for a nominee for director to be considered at the next annual meeting, the stockholder must give written notice of the stockholder’s intent to bring a matter before the annual meeting, or nominate the director, no later than January 6, 2006. Each notice must set forth certain information with respect to the stockholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in our Bylaws.

The proxies designated in the attached form will use discretionary authority to vote against any stockholder proposal, or director nominee not made by management, that is presented at the next annual meeting if: (i) the proposal or nominee has been properly omitted from our proxy materials under federal securities laws; (ii) notice of the proposal or nominee was not submitted to our corporate Secretary at the address listed above by November 24, 2006; or (iii) the proponent has not solicited proxies in compliance with federal securities laws from the holders of at least the percentage of our voting shares required to carry the proposal or elect the nominee.

GENERAL

Our Board of Directors does not know of any matters other than those described in this proxy statement that will be acted upon at the Annual Meeting. In the event that any other matters properly come before the meeting calling for a vote of stockholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment.

BY ORDER OF THE BOARD OF
DIRECTORS

David G. Latzke
Secretary
Dated: March 24, 2006

EXHIBIT A

As amended by the Board of Directors
February 7, 2006,
Subject to Stockholder
Approval

SOFTBRANDS, INC.

2001 STOCK INCENTIVE PLAN

Section 1. Purpose

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and Non-Employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to afford such persons an opportunity to acquire a proprietary interest in the Company.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)   “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)   “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock Grant or Other Stock-Based Award granted under the Plan.

(c)   “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d)   “Board” shall mean the Board of Directors of the Company.

(e)   “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f)    “Committee” shall mean a committee of Directors designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code. The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(g)   “Company” shall mean SoftBrands, Inc., a Delaware corporation, and any successor corporation.

(h)   “Director” shall mean a member of the Board, including Non-Employee Directors.

(i)    “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(j)    “Eligible Person” shall mean any employee, officer, consultant, independent contractor or Director (including any Non-Employee Director) providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person, and transferees of Eligible Persons to the extent that the transfer is permitted by the Plan and the applicable Award Agreement.

(k)   “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)    “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be,(i) if the Shares are then traded on the New York Stock Exchange, or on any other national exchange, the closing price of one share as reported in the NYSE on such date, or (ii) if the Shares are not traded on a national exchange but are then traded on the Nasdaq National Market System, the last sales price of one Share as reported on the Nasdaq National Market System on such date, or (iii) if not traded on a national exchange or the Nasdaq National Market System, the average of the bid and asked quotes reported by the automated quotation system for such date on the automated quotation system on which the shares are then quoted, or if not quoted, the average of the bid and asked quotes of a reputable dealer in the Shares on such date, or (iv) if the Shares are not quoted, the price as is reasonably determined, based, among other things, on any reported trades in the Shares, by the Committee on such date. With respect to any date on which the NYSE or the Nasdaq National Market System, or any similar exchange or market on which the Shares are then traded, is not open for trading, the foregoing Fair Market Value shall be determined based on the most recent preceding date when such market or exchange is open for trading.

(m)  “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(n)   “Non-Employee Director” shall mean any Director who is not also an employee of the Company.

(o)   “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(p)   “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(q)   “Other Stock Grant” shall mean any right granted under Section 6(f) of the Plan.

(r)    “Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.

(s)   “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(t)    “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(u)   “Person” shall mean any individual, corporation, partnership, association or trust.

(v)   “Plan” shall mean the SoftBrands, Inc. 2001 Stock Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

(w)  “Plan Year” shall mean a consecutive 12-month period ending on December 31 of each year.

(x)    “Reload Option” shall mean any Option granted under Section 6(a)(v) of the Plan.

(y)   “Restricted Stock” shall mean any Shares granted under Section 6(c) of the Plan.

(z)    “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(aa) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(bb) “Securities Act” shall mean the Securities Act of 1933, as amended.

(cc) “Share” or “Shares” shall mean shares of common stock, $0.01 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(dd) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3. Administration

(a)   Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments, or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, promissory notes, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, promissory notes, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

(b)   Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors or officers of the Company, or to a committee of Directors or officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion, provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

(c)           Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 4. Shares Available for Awards

(a)           Shares Available. Subject to adjustment as provided in this Section 4(a) and in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 13,900,000; provided that, such number of shares shall be increased by an additional 1,500,000 Shares on October 1 of each year commencing October 1, 2007 and ending October 1, 2010; and provided further that any Shares with respect to which Awards may be issued, but are not issued, under the Plan in any Plan Year shall be carried forward and shall be available to be covered by Awards issued in any subsequent Plan Year in which Awards may be issued under the Plan. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares acquired in the open market or otherwise. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards (other than Incentive Stock Options) under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 13,900,000, subject to adjustment as provided in the first sentence of this Section 4(a) or as otherwise provided in the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision.

(b)           Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(c)           Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

(d)           Award Limitations Under the Plan. No Eligible Person may be granted any Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 2,000,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any Award or Awards representing “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

Section 5. Eligibility

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards

(a)           Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)            Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

 (ii)          Option Term. The term of each Option shall be fixed by the Committee, but, with respect to any Incentive Stock Option, shall in no event exceed 10 years from the date on which such Incentive Stock Option is granted.

(iii)          Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv)          Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A)          The aggregate Fair Market Value (determined as of the time the option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall not exceed $100,000.

(B)           All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the shareholders of the Company.

(C)           Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, such Incentive Stock Option shall expire and no longer be exercisable no later than 5 years from the date of grant.

(D)          The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Inventive Stock Option.

(E)           Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(v)           Reload Options. The Committee may grant Reload Options, separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee, the Participant would be granted a new Option when the payment of the exercise price of a previously granted option is made by the delivery of Shares owned by the Participant pursuant to Section 6(a)(iii) hereof or the relevant provisions of another plan of the Company, and/or when Shares are tendered or withheld as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an Option, which new Option would be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares so provided as consideration upon the exercise of the previously granted option to which such Reload Option relates and (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such Reload Option relates pursuant to the relevant provisions of the plan or agreement relating to such option. Reload Options may be granted with respect to Options previously granted under the Plan or any other stock option plan of the Company or may be granted in connection with any Option granted under the Plan or any other stock option plan of the Company at the time of such grant. Such Reload Options shall have a per share exercise price equal to Fair Market Value of one Share as of the date of grant of the new Option. Any Reload Option shall be subject to availability of sufficient Shares for grant under the Plan. Shares surrendered as part or all of the exercise price of the Option to which it relates that have been owned by the optionee less than six months will not be counted for purposes of determining the number of Shares that may be purchased pursuant to a Reload Option.

(b)           Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the

Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)           Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)            Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a waiver by the Participant of the right to vote or to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii)           Stock Certificates. Any Restricted Stock granted under the Plan shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(iii)          Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d)           Performance Awards. The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

(e)           Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

(f)            Other Stock Grants. The Committee is hereby authorized, subject to the terms of the Plan and any applicable Award Agreements, to grant to Eligible Persons Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan.

(g)           Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons, subject to the terms of the Plan and any applicable Award Agreements, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(g) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(h)           General

(i)            No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii)           Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)          Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv)          Limits on Transfer of Awards. No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution and the Company shall not be required to recognize any attempted assignment of such rights by any Participant; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; and provided, further, that, except in the case of an Incentive Stock Option, Awards may be transferable as specifically provided in any applicable Award Agreement or amendment thereto pursuant to terms determined by the Committee. The transferee shall remain subject to all the terms and conditions applicable to the Award prior to such transfer. The foregoing right to transfer the Award shall apply to the right to consent to amendments to the Award Agreement and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with the Award. Except as otherwise provided in any applicable Award Agreement or amendment thereto (other than an Award Agreement relating to an Incentive Stock Option), pursuant to terms determined by the Committee, each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. In the event of a transfer of the Award, the Award shall be exercisable by the transferee only to the extent, and only for term, as fixed by the Committee for the original Participant. Except as otherwise provided in any applicable Award Agreement or amendment thereto (other than an Award Agreement relating to an Incentive Stock Option), no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v)           Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in the case of an Incentive Stock Option such Option shall not be exercisable after the expiration of 10 years from the date such Option is granted.

(vi)          Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities of the Company are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 7. Amendment and Termination; Adjustments

(a)           Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

(i)            would violate the rules or regulations of the NASDAQ National Market System (if applicable to the Company) or any other securities exchange that are applicable to the Company; or

(ii)           would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

(b)           Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.

(c)           Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8. Income Tax Withholding

In order to comply with all applicable national, federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable national, federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the national, federal, state and local taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the

Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9. General Provisions

(a)           No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)           Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c)           Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d)           No Rights of Shareholders. Except with respect to Shares of Restricted Stock as to which the Participant has been granted the right to vote, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable to such Participant upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued in the name of such Participant or such Participant’s legal representative without restrictions thereto.

(e)           No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(f)            No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The Awards granted hereunder shall not form any part of the wages or salary of any Eligible Person for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g)           Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Minnesota.

(h)           Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i)            No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j)            Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

(k)           No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l)            Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10. Effective Date of the Plan

The Plan shall be effective as of December 13, 2001, subject to approval by the shareholders of the Company within one year thereafter.

Section 11. Term of the Plan

No Award shall be granted under the Plan after December 13, 2011 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

Balance for the
demand-driven world

SOFTBRANDS, INC.

2006 ANNUAL STOCKHOLDERS MEETING

May 4, 2006

proxy

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints George H. Ellis, Randal B. Tofteland, and David G. Latzke, and each of them, with the power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of SoftBrands, Inc., to be held on May 4, 2006, and any adjournments thereof, as specified below on the matters referred to, and, in their discretion, upon any other matters which may be brought before the meeting.

PLEASE MARK SIGN, DATE AND RETURN THIS PROXY PROMPTLY BY

MAIL OR ELECTRONICALLY AS DESCRIBED ON THE REVERSE SIDE.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE – TOLL FREE – 1-800-560-1965 – QUICK ««« EASY ««« IMMEDIATE

•                  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 3, 2006.

•                  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available.  Follow the simple instructions the voice provides you.

VOTE BY INTERNET – http://www.epoxy.com/sfbd/ – QUICK ««« EASY ««« IMMEDIATE

•                  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 3, 2006.

•                  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available.  Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to SoftBrands, Inc., c/o Shareowner Services sm, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of directors	01 Randal B. Tofteland	02 Elaine Wetmore	☐	Vote FOR all nominees (except as marked)	☐	WITHHOLD AUTHORITY to vote all nominees

(Instructions: To withhold authority to vote for a specific nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve an amendment to the 2001 Stock Incentive Plan to increase authorized shares by 1,500,000.

☐ For	☐ Against	☐ Abstain

3.	To approve an amendment to the 2001 Stock Incentive Plan to add an evergreen provision increasing shares by 1,500,000 annually in 2007 through 2010

☐ For	☐ Against	☐ Abstain

4.	To vote with discretionary authority on any other matter that may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTORS NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND PROPOSAL 3.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.